As filed with the Securities and Exchange Commission on November 10, 2003

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): November 10, 2003


                              NBC ACQUISITION CORP.
             (Exact name of registrant as specified in its charter)


         Delaware                      333-48225                47-0793347
(State or other jurisdiction    (Commission File Number)       (IRS Employer
     of incorporation)                                       Identification No.)


         4700 South 19th Street,
         Lincoln, Nebraska                              68501-0529
(Address of principal executive offices)                (Zip Code)


       Registrant's telephone number, including area code: (402) 421-7300


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS

THE TRANSACTIONS

                  NBC Acquisition Corp. ("NBC Acquisition") announced today that NBC Acquisition is making an offer (the "Offer") to purchase a portion of its common stock and certain options to purchase common stock for an aggregate purchase price of $32.5 million. NBC Acquisition is the parent corporation of Nebraska Book Company, Inc. ("NBC").

                  In order to finance the Offer and the fees and expenses related thereto, NBC expects to pay a dividend to NBC Acquisition in an amount not to exceed $34.5 million. In order to finance the dividend payment, the related transactions and the fees and expenses relating thereto, NBC expects to refinance and/or repay its indebtedness under its existing credit facility and enter into a new credit facility and/or amend and restate its existing credit facility (the "New Credit Facility"), providing for loans or other extensions of credit in an aggregate principal amount of up to $125 million. The New Credit Facility will consist of a $75 million term loan (the "Term Loan Facility") and a $50 million revolving credit facility (the "Revolving Credit Facility").

                  The Term Loan Facility is expected to amortize in nominal quarterly installments for the first six years and, thereafter, is expected to amortize in substantial quarterly installments in amounts to be agreed until its maturity date which is expected to be the seventh anniversary of the closing date of the Term Loan Facility; provided, that, if NBC's 8 3/4% Senior Subordinated Notes due 2008 (the "Notes") and NBC Acquisition's 10 3/4% Senior Discount Debentures due 2009 (the "Debentures") have not been refinanced or the maturity thereof extended prior to June 30, 2007 to a date not earlier than May 31, 2011, the Term Loan Facility is expected to mature on:

                  (i)      June 30, 2007; or

                  (ii) if the Notes or the Debentures have been refinanced or the maturity thereof extended to a date prior to May 31, 2011, the Term Loan Facility shall mature on the date which is six months prior to the earlier of the dates to which the Notes and the Debentures shall have been refinanced or the maturity thereof extended (the earlier of the dates described in clauses (i) and (ii), the "Early Maturity Date").

                  The Revolving Credit will be available for working capital and general corporate purposes. The Revolving Credit Facility is expected to mature on the fifth anniversary of the closing date or, in the event that the Notes are not refinanced or extended prior to June 30, 2007 to a date not earlier than May 31, 2011, the Early Maturity Date. No revolving loans may be drawn on the closing date of the Revolving Credit Facility if the closing date occurs prior to December 1, 2003.

                  The New Credit Facility will be guaranteed by NBC Acquisition and Specialty Books, Inc., a subsidiary of NBC. The New Credit Facility is expected to contain affirmative and negative covenants customary for such financings and to also


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contain the following financial covenants: maximum leverage ratio, minimum interest coverage ratio and minimum fixed charge coverage ratio. The New Credit Facility will be secured by a security interest on substantially all of the assets of NBC, NBC Acquisition and Specialty Books, Inc.

                  The consent of the holders of the Notes and the Debentures is not necessary in order to complete the transactions described above.

                  The transactions are expected to close in December 2003.

FORWARD-LOOKING STATEMENTS

                  This Current Report on Form 8-K contains or incorporates by reference certain statements that are not historical facts, including, most importantly, information concerning possible or assumed future results of operations of NBC Acquisition and statements preceded by, followed by or that include the words "may," "believes," "expects," "anticipates," or the negation thereof, or similar expressions, which constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). All statements which address operating performance, events or developments that are expected or anticipated to occur in the future, including statements relating to volume and revenue growth, earnings per share growth or statements expressing general optimism or pessimism about future operating results, are forward-looking statements within the meaning of the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause the actual performance or achievements of NBC Acquisition to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. For those statements, NBC Acquisition claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Several important factors could affect the future results of NBC Acquisition and could cause those results to differ materially from those expressed in the forward-looking statements contained herein. The factors that could cause actual results to differ materially include, but are not limited to, the following: increased competition; ability to integrate recent acquisitions; loss or retirement of key members of management; increases in NBC Acquisition's cost of borrowing or inability to raise or unavailability of additional debt or equity capital; inability to purchase a sufficient supply of used textbooks; changes in pricing of new and/or used textbooks; changes in general economic conditions and/or in the markets in which NBC Acquisition competes or may, from time to time, compete; the impact of the Internet and E-books on NBC Acquisition's operations; and other risks detailed in NBC Acquisition's Securities and Exchange Commission filings, all of which are difficult or impossible to predict accurately and many of which are beyond the control of NBC Acquisition. NBC Acquisition is under no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: November 10, 2003

                                   NBC ACQUISITION CORP.


                                   By:  /s/ Alan G. Siemek
                                        ---------------------------------------
                                        Name:   Alan G. Siemek
                                        Title:  Chief Financial Officer


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